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                                                                      Exhibit 23
                                                                      ----------



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Analog Devices, Inc. of our report dated November 30, 1999, included in the 1999 Annual Report to Shareholders of Analog Devices, Inc.

Our audits also included the financial statement schedule of Analog Devices, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-63561, 2-90023, 2-95495, 33-2502, 33-4067, 33-22604, 33-22605,
33-29484, 33-39851, 33-39852, 33-43128, 33-46520, 33-46521, 33-60696, 33-60642,
33-61427, 33-64849, 333-04771, 333-04819, 333-04821 333-08493, 333-47789,
333-47787, 333-48243, 333-56529, 333-69359, 333-79551 and 333-87055 and Form
S-3 Nos. 333-08505, 333-08509, 333-17651 and 333-87053) of Analog Devices, Inc.
and in the related Prospectuses of our report dated November 30, 1999, with respect to the consolidated financial statements and schedule of Analog Devices, Inc. included or incorporated by reference in this Annual Report
(Form 10-K) for the year ended October 30, 1999.



                                    /s/ Ernst & Young LLP




Boston, Massachusetts
January 25, 2000